Exhibit 16     Letter from Deloitte Touche Tohmatsu to SEC

September 24, 2001

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N. W.
Washington, D.C. 20549
U. S. A.

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Asia Supernet Corporation dated September 24, 2001, except that we are not in a position to agree or disagree with the statements made in the first, second, third and fifth paragraphs.

Yours truly,

/s/ Deloitte Touche Tohmatsu

Hong Kong, China